Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of FireEye, Inc. of our report dated April 2, 2013, except for Note 2 as to which the date is February 1, 2014, relating to the financial statements of Mandiant Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

March 3, 2014